As filed with the Securities and Exchange Commission on August 16, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

IMMERSION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3180138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Rio Robles
San Jose, California 95134
(Address of principal executive offices) (Zip code)

IMMERSION CORPORATION 2011 EQUITY INCENTIVE PLAN
(Full title of the plan)
Ramzi Haidamus
Chief Executive Officer
Immersion Corporation
50 Rio Robles
San Jose, California 95134
(Name and address of agent for service)

(408) 467-1900

(Telephone number, including area code, of agent for service)
Copy to:
Mark B. Baudler
Andrew D. Hoffman
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,595,751 shares	$7.76	$20,143,027.76	$2,441.33

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of any additional securities that may be offered and issued under the Immersion Corporation 2011 Equity Incentive Plan, as amended (the “Plan”), in connection with any stock split, stock dividend or similar transaction as provided in the Plan.

(2)
Estimated solely for the purpose of computing the amount of registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act based on the average of the high and low prices of Immersion Corporation’s common stock as reported on The Nasdaq Global Market on August 15, 2019.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This registration statement (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in order to register an additional 2,595,751 shares of common stock, par value $0.001 per share (“Common Stock”), of Immersion Corporation (the “Registrant”), issuable under the Immersion Corporation 2011 Equity Incentive Plan, as amended (the “Plan”). The Registrant previously registered 4,979,263 shares of Common Stock issuable under the Plan on Form S-8 (File No. 333-175274), 1,400,000 shares of Common Stock issuable under the Plan on Form S-8 (File No. 333-200983) and 3,476,850 shares of Common Stock issuable under the Plan on Form S-8 (File No. 333-219921). The additional 2,595,751 shares of Common Stock authorized for issuance under the Plan and being registered hereunder were approved by the Registrant’s stockholders at the annual meeting of stockholders held on June 14, 2019. Following the filing of this Registration Statement, there will be an aggregate of 12,451,864 shares of Common Stock registered and authorized for issuance pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the contents of registration statements Nos. 333-175274, 333-200983 and 333-219921 (together, the “Prior Registration Statements”) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in registration statements Nos. 333-175274, 333-200983 and 333-219921 are presented herein.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), particularly the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to Plan participants as specified by the Commission Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

In addition to the Prior Registration Statements, the Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 27, 2019;

(b)     All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)     The description of the Common Stock contained in the registration statement on Form 8-A, filed by the Registrant with the Commission on November 5, 1999 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description of the Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K, and any exhibit furnished on such form that relates to such items, that is not deemed filed under such provisions. Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Bylaws of Immersion Corporation, as adopted on October 31, 2016	8-K	000-27969	3.1	November 4, 2016
4.2	Amended and Restated Certificate of Incorporation of Immersion Corporation	8-K	000-27969	3.1	June 7, 2017
4.3	Immersion Corporation 2011 Equity Incentive Plan, as amended	8-K	001-38334	10.1	June 18, 2019
4.4	Form of Stock Option Award Agreement for Immersion Corporation 2011 Equity Incentive Plan					X
4.5	Form of Award Agreement (Restricted Stock Units) to the Immersion Corporation 2011 Equity Incentive Plan	10-Q	000-27969	10.3	August 5, 2011
4.6	Form of Restricted Stock Agreement to the Immersion Corporation 2011 Equity Incentive Plan					X
4.7	Certificate of Designation of the Powers, Preferences and Rights of Series A Redeemable Convertible Preferred Stock	8-K	000-27969	3.1	July 29, 2003
4.8	Certificate of Designations of Series B Junior Participating Preferred Stock of Immersion Corporation	8-K	000-27969	3.1	December 27, 2017
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation(included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 16, 2019.

IMMERSION CORPORATION

By:	/s/ Ramzi Haidamus
Name: Ramzi Haidamus
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ramzi Haidamus and Mike Okada, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Ramzi Haidamus
Ramzi Haidamus	Chief Executive Officer and Director (Principal Executive Officer)	August 16, 2019
/s/ Len Wood
Len Wood	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 16, 2019
/s/ Sharon Holt
Sharon Holt	Chairman of the Board	August 16, 2019
/s/ Sid Ganis
Sid Ganis	Director	August 16, 2019
/s/ David Sugishita
David Sugishita	Director	August 16, 2019
/s/ Jonathan Visbal
Jonathan Visbal	Director	August 16, 2019
/s/ William Martin
William Martin	Director	August 16, 2019